Exhibit 99.1

              FORM 3 CONTINUATION SHEET -- JOINT FILER INFORMATION

     This Form 3 is filed jointly by EchoStar Corporation and Charles W. Ergen (the "EchoStar Filers"). The principal business address of each of the EchoStar Filers is c/o EchoStar Corporation, 90 Inverness Circle E., Englewood, Colorado 80112.

NAME OF DESIGNATED FILER: EchoStar Corporation
DATE OF EVENT REQUIRING STATEMENT: June 10, 2008
ISSUER NAME AND TICKER OR TRADING SYMBOL: TerreStar Corporation (TSTR)

     IN WITNESS WHEREOF, the undersigned hereby attach their signatures to this
Exhibit 99.1 to the Statement of Form 3 as of June 19, 2008.

                                    ECHOSTAR CORPORATION

                                    By: /s/ Charles W. Ergen
                                        ----------------------------------
                                    Name:  Charles W. Ergen
                                    Title: Chairman, President and Chief
                                           Executive Officer

                                    CHARLES W. ERGEN

                                    By: /s/ Charles W. Ergen
                                        ----------------------------------
                                    Name: Charles W. Ergen